Exhibit 10.05

                             EMPLOYMENT AGREEMENT

      This Employment Agreement (this "Agreement") is made and entered into as of the 28th day of May, 1999 ("Effective Date"), by and between P. Alan Luckett ("Luckett") and Hispano Television Ventures, Inc., a Texas corporation ("Company").

                                   RECITALS

      WHEREAS, pursuant to that certain Loan Agreement dated as of this date (the "Loan Agreement"), by and among the Company and the Investors named therein, and joined in by Woodcrest Capital, L.L.C., Victor F. Mantecon, Luckett and Victoria 0. Luckett, the Investors have made a loan to the Company; and

      WHEREAS, Luckett has been employed by the Company since its formation and the Company and the Investors desire the continued services of Luckett as an employee of the Company; and

      WHEREAS, Luckett desires to serve in the employment of the Company on the terms and conditions set forth below;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

      1. Employment. The Company hereby employs Luckett to serve in the capacity of Chief Executive Officer of the Company, and Luckett hereby accepts such employment, upon the terms and conditions set forth in this Agreement.

      2. Term. The term of this Agreement (the "Term") shall commence on the Effective Date and shall terminate on the fifth anniversary of such date, subject to earlier termination as hereinafter provided. Thereafter, this Agreement shall continue on a year-to-year basis and can be terminated by either party on 60 days prior written notice.

      3. Duties. During the Term, Luckett shall perform such duties for the Company which are customarily performed by one holding the position of Chief Executive Officer in other, same or similar businesses or enterprises and such other consistent duties and responsibilities as established from time to time by the board of directors of the Company. Luckett agrees that he will devote his entire time, attention and energies to the business of the Company and its subsidiaries and affiliates, if applicable, and to the performance of his duties hereunder which shall include such executive duties on behalf of the Company as from time to time may be assigned to him by the board of directors of the Company. In the performance of such duties, Luckett shall report directly to the board of directors of the Company and will at all times be subject to the direction of the board of directors of the Company.

      4.    Compensation.

            (a) Base Compensation. During the Term of this Agreement, the Company shall pay to Luckett a salary in the amount of $60,000 per annum. Such annual salary shall be payable during the Term in substantially equal installments on the last day of each and every month in accordance with the Company's standard payroll policy or in such other installments as the parties may mutually agree. Such annual salary shall be in addition to any bonuses (cash or otherwise), insurance, pension, profit sharing, stock options, retirement and other fringe benefits which may be provided from time to time in the discretion of the Company. Such fringe benefits shall be subject to such rules and procedures as are from time to time specified by the Company except to the extent to which such rules and procedures are inconsistent with the provisions of this Agreement, in which case the provisions of this Agreement shall be controlling.

            (b) Management Bonus. In addition to the base compensation provided for in Section 4(a) above, in the event the Company sustains the levels of total revenue and net profit margin specified below for a period of three consecutive months, a Management Bonus in the amount indicated shall be paid to Luckett each month thereafter:

------------------------------------------------------------------------------------
Targeted Amounts                                Management Bonus
------------------------------------------------------------------------------------
$200,000 per month in total revenue and         Management Bonus in the total amount
a Company net profit margin of 40%              of $1,000 per month
------------------------------------------------------------------------------------
$300,000 per month in total revenue and         Management Bonus in the total amount
a Company net profit margin of 40%              of $2,500 per month
------------------------------------------------------------------------------------
$500,000 per month in total revenue and         Management Bonus in the total amount
a Company net profit margin of 40%              of $5,000 per month
------------------------------------------------------------------------------------

      Luckett shall be entitled to receive a Management Bonus only if and as the Company meets the above referenced total revenue and net profit margin targets (the "Targeted Amounts") and any Management Bonus payment which commences shall be discontinued if the Company fails to sustain the applicable Targeted Amounts in any month. Following a discontinuance of a Management Bonus payment, resumption of the Management Bonus payment will only occur following achievement of the applicable Targeted Amounts for a period of three consecutive months following the discontinuance.

      Failure of the Company to sustain the Targeted Amounts qualifying Luckett for a $5,000 per month Management Bonus will not preclude Luckett from receiving a $2,500 per month Management Bonus or a $ 1,000 per month Management Bonus if the applicable Targeted Amounts are sustained by the Company; provided, however, Management Bonuses are not cumulative and receipt of a Management Bonus for higher Targeted Amounts shall preclude receipt of a Management Bonus for lower Targeted Amounts. For purposes of this Section 4(b), total revenue and net profit margin shall be determined by reference to the Company's regularly prepared monthly financial statements and the determination as to Luckett's entitlement to any Management Bonus by the Company's board of directors shall be final and conclusive.

            (c) Expenses; Benefits. During the Term, Luckett shall be entitled to an appropriate office, secretarial and clerical staff, as well as reimbursement, upon proper accounting, of reasonable expenses and disbursements incurred by Luckett in the course of Luckett's duties in accordance with the Company's then existing reimbursement policies. Except to the extent that greater benefits are provided in this Agreement, Luckett shall further be entitled to fully participate in all other benefits made available or applicable to other employees of the Company. The receipt of such benefits by Luckett shall be subject to the Company's eligibility and enrollment requirements pertaining to such benefit programs.

            (d) Vacations. During the Term, Luckett shall be entitled to paid vacations and personal leaves of absence and leaves to attend professional conventions and meetings as indicated in the Company's policy manual.

      5.    Confidentiality and Competitive Activities.

          (a) Confidentiality. In view of the fact that Luckett's work as an executive of the Company will bring him into close contact with many confidential affairs of the Company and of its subsidiaries and affiliates, including matters of a business nature such as information about costs, profits, markets, sales, trade secrets, business ideas, customer lists, plans for future developments, and information of any other kind not known within the Company's industry generally (hereinafter, collectively, "Confidential Matters"), Luckett agrees:

               (i) To keep secret all Confidential Matters of the Company and of any subsidiaries and affiliates of the Company, and not to disclose them to anyone outside of the Company or its subsidiaries or affiliates, or otherwise use them or use his knowledge of them for his own benefit, including, without limitation, use of the trade names or trademarks of the Company, either during or after the Term, except with the Company's prior written consent; and

               (ii) To deliver promptly to the Company at the termination of the Term, or at any time the Company may request, all memoranda, notices, records, reports and other documents (and all copies thereto) relating to the business of the Company or any of its subsidiaries or affiliates, including, but not limited to, Confidential Matters, which he may then possess or have under his control.

          (b) Competitive Activities. During the term of the Agreement and for a period of 60 months from the date of termination of Luckett's employment, if the Company terminates this Agreement for Cause or if Luckett terminates this Agreement, without Good Reason, Luckett shall not, directly or indirectly (whether for compensation or otherwise), alone or as an officer, director, stockholder (excepting not more than 5% stockholdings for investment purposes in securities of publicly held and traded companies), partner, associate, employee, agent, principal, trustee, salesman, consultant, or in any other employment, management or ownership capacity whatsoever, take any action in or participate with or become interested in or associated with any person, firm, partnership, corporation or other entity whatsoever that at the time Luckett joins such party, (a) is engaged in any manner in the television programming and television network business in United States of America or Mexico, or (b) plans to enter such business (the "Competitive Activities"). In the event this Agreement is terminated by the Company without Cause or if Luckett resigns for Good Reason, the above restrictions shall also apply, however, the Competitive Activities shall be limited to the Hispanic television programming and television network business in the United States of America or Mexico.

          6. Remedies for Breach. If Luckett breaches any of the provisions of
Section 5 of this Agreement, the Company shall have the following rights and remedies, in addition to any others, each of which shall be independent of the other and severally enforceable:

               (i) The right to have the provisions of Section 5 of this Agreement specifically enforced by any court having equity jurisdiction in Tarrant County, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company;

            (ii) The right and remedy to recover from Luckett the Company's actual damages, including court costs and attorneys' fees, arising from such default;

            (iii) The right to require Luckett to account for and pay over to the Company all compensation, profits, monies, accrual increments, or other benefits (collectively the "Benefits") derived or received by Luckett as a result of any transaction constituting a breach of any of the provisions of Section 5, Luckett hereby agreeing to account for and pay over the benefits to the Company; and

            (iv)  The right to  terminate  Luckett's  employment  pursuant  to
      Section 7 of this Agreement.

      7.    Termination of Agreement.

          (a) Death or Total and Permanent Disability. This Agreement shall automatically terminate upon the death or total and permanent disability of Luckett. Total and permanent disability shall mean an infirmity preventing Luckett from performing his duties under this Agreement without any hope or expectation of an ability to resume such duties during the Term as determined by Luckett's treating physician. If Luckett's employment is terminated due to death or total and permanent disability, Luckett or Luckett's estate, as the case may be, shall be entitled to receive (i) his then current daily salary for a period of two months following the date of such termination, based upon the per annum salary set forth in Subsection 4(a) hereof The timing and manner of payment of such salary shall be in accordance with the salary arrangements in effect as to Luckett prior to his termination of employment.

          (b) Temporary Disability. For purposes of this Subsection 7(b), temporarily disabled or temporary disability shall mean an infirmity preventing Luckett from performing his duties hereunder which cannot or is not considered total and permanent disability as defined in Subsection 7(a) hereof In the event Luckett is temporarily disabled, this Agreement shall not terminate and Luckett shall be entitled to receive (i) his then current salary during the first two months of such disability, based upon the per annum salary set forth in Subsection 4(a) hereof. The timing and manner of payment of such salary shall be in accordance with the salary arrangements in effect as to Luckett at the onset of the disability. No additional salary shall be paid to Luckett until he is able to perform his duties on a full-time basis.

          (c) Termination For Cause. The Company may terminate this Agreement any time for "Cause" in accordance with the procedures provided in this Subsection 7(c). Termination by the Company of Luckett's employment for "Cause" shall mean conduct amounting to (i) substantial neglect or inattention by Luckett of his duties under this Agreement, (ii) fraud or dishonesty against the Company, (iii) Luckett's willful misconduct, repeated refusal to follow the reasonable directions of the board of directors of the Company, or knowing violation of law in the course of performance of the duties of Luckett's employment with the Company, (iv) repeated absences from work without a reasonable excuse, (v) repeated intoxication with alcohol or drugs while on the Company's premises during regular business hours, (vi) a conviction or plea of guilty or nolo contendere to a felony or a crime involving dishonesty, or
(vii) a breach or violation of the terms to this Agreement or other agreement to which Luckett and the Company are party. In the event of termination of Luckett's employment for Cause, Luckett shall be entitled to receive the base salary set forth in Subsection 4(a) hereof through the date of termination and shall not be entitled to any Management Bonus or other benefits on a prospective basis. Prior to termination of Luckett's employment for "Cause," the Company shall be required to provide written notice to Luckett of the act or omission complained of, giving reasonably specific details, and Luckett shall be given a period of 30 days in which to cure or correct such act or omission, in which event the right to terminate for "Cause" in respect of such act or omission shall be extinguished.

          (d) Other Termination. During the Term, if Luckett's employment is terminated without Cause or if Luckett resigns for Good Reason (as hereinafter defined), he shall nevertheless be entitled to receive, in consideration in part for his compliance with Section 5, total post-termination compensation equal
(i) to his then current daily salary for a period of three months, based upon the per annum salary set forth in Subsection 4(a) of this Agreement; provided, however, if Luckett engages in any competitive activity directly or indirectly, at any time subsequent to termination without Cause or resignation for Good Reason, thereafter he shall not be entitled to any such post-termination compensation. The timing and manner of payment of such salary shall be in accordance with the salary arrangements in effect as to Luckett prior to his employment termination. "Good Reason" shall mean the continuing breach of a material provision of this Agreement by the Company. Prior to termination of Luckett's employment for Good Reason, Luckett shall be required to provide written notice to the Company of the act or omission complained of, giving reasonably specific details, and the Company shall be given a period of 30 days in which to cure or correct such act or omission, in which event the right to terminate for "Good Reason" in respect of such act or omission shall be extinguished.

          8. Communications. Any notice, request or other communication required or permitted by this Agreement to be mailed, given or delivered to Luckett shall be in writing, addressed to- him at his address shown below or at such other address as he shall have furnished from time to time to the Company for the purposes hereof, and any payment to Luckett under this Agreement may be made by check delivered to him or mailed to or delivered at such address. Any notice, request or other communication required or permitted by this Agreement to be given to the Company is to be in writing, addressed to the Company, for the attention of Chief Executive Officer, at the address of the Company's principal office in 2426 Arbuckle Court, Dallas, Texas 75229, or at such other address as the Company shall have furnished to Luckett for the purposes hereof

          9. Amendments. This Agreement may be amended or modified only by a written instrument executed by the Company and Luckett.

          10. BINDING EFFECT. This Agreement shall be binding upon, and shall inure to the benefit of, Luckett; the obligations of Luckett under the Agreement are personal and this Agreement may not be assigned by Luckett. This Agreement shall be binding upon, and shall inure to the benefit of, the Company and shall also bind and inure to the benefit of any successor of the Company by merger or consolidation or any assignee of all or substantially all of its properties or business, but, except to any such successor or assignee of the Company, this Agreement may not be assigned by the Company. The Company agrees that it shall be a condition to consummation of any transaction involving a permitted assignment of this Agreement that such successor or assignee agree in writing to assume the obligations of the Company under this Agreement; provided, however, such permitted assignment shall not relieve the Company of such obligations.

          11. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard for conflicts of law rules and, in the event that any party to this Agreement shall bring a suit or cause of action in a court of law for construction, interpretation, or enforcement of this Agreement, or for damages or injunctive relief for an alleged breach of the terms or provisions of this Agreement, then venue for any such suit or cause of action shall be exclusively in Tarrant County, Texas.

          12. Severability. If any provision of this Agreement shall, to any extent, be invalid or unenforceable, the remainder of this Agreement shall not be affected, and each term hereof shall be valid and shall be enforced to the extent permitted by law.

          13. Counterparts. This Agreement may be executed in multiple counterparts, each of which is to be deemed an original, but all of which, together, constitute one and the same instrument.

          14. Entire Agreement. This Agreement shall constitute the entire agreement between the parties superseding all prior agreements, and may not be modified or amended, and no waiver shall be effective, unless by written document signed by both parties hereto; provided, however, no modification, amendment or waiver by the Company shall be effective unless approved by the board of directors of the Company and recorded in the approved minutes of such meeting. In the event of any inconsistency between the provisions of this Agreement and the provisions of any other document or instrument, or rule or procedure of the Company, the provisions of this Agreement shall be controlling.

          15. Enforcement. In the event either party resorts to a lawsuit or initiation of arbitration to enforce this Agreement, the prevailing party shall be entitled to recover the reasonable costs of pursuing a lawsuit or arbitration, including court costs and reasonable attorney's fees.

      EXECUTED effective as of the day and year first above written.


                                    HISPANO TELEVISION VENTURES, INC., a
                                    Texas corporation


                                    By:   /s/ P. Alan Luckett
                                          ----------------------------------
                                    Title:      Chief Executive Officer


                                    /s/ P. Alan Luckett
                                    ----------------------------------
                                    P. Alan Luckett

                                    Address

                                    4610 River Forest Drive
                                    Arlington, Texas 76017